Exhibit 10.16(i)

OFFICE LEASE AGREEMENT

by and between

DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

("Landlord")

and

INTERACTIVE INTELLIGENCE, INC.,
an Indiana corporation

("Tenant")

Date: April 1, 2001

OFFICE LEASE INDEX

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.  Basic Lease Provisions and Definitions.
Section 1.02.  Lease of Premises.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01.  Term.
Section 2.02.  Construction.
Section 2.03.  Tenant's Acceptance of the Leased Premises.
Section 2.04.  Surrender of the Premises.
Section 2.05.  Holding Over.

ARTICLE 3 - RENT

Section 3.01.  Base Rent.
Section 3.02.  Annual Rental Adjustment Definitions.
Section 3.03.  Payment of Additional Rent.
Section 3.04.  Late Charges.

ARTICLE 4 - SECURITY DEPOSIT

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01.  Use.
Section 5.02.  Covenants of Tenant Regarding Use.
Section 5.03.  Landlord's Rights Regarding Use.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01.  Services to be Provided.
Section 6.02.  Additional Services.
Section 6.03.  Interruption of Services.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01.  Repair and Maintenance of Building.
Section 7.02.  Repair and Maintenance of Leased Premises.
Section 7.03.  Alterations.
Section 7.04.  Trade Fixtures.

ARTICLE 8 - CASUALTY

Section 8.01.  Casualty.
Section 8.02.  All Risk Coverage Insurance.

ARTICLE 9 - LIABILITY INSURANCE

Section 9.01.  Tenant's Responsibility.
Section 9.02.  Tenant's Insurance.
Section 9.03.  Landlord's Responsibility.
Section 9.04.  Landlord's Insurance.

ARTICLE 10 - EMINENT DOMAIN

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01.  Sale of the Building.
Section 12.02.  Subordination and Estoppel Certificate.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01.  Default.
Section 13.02.  Remedies.
Section 13.03.  Landlord's Default and Tenant's Remedies.
Section 13.04.  Limitation of Landlord's Liability.
Section 13.05.  Nonwaiver of Defaults.
Section 13.06.  Attorneys' Fees.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

[Intentionally Omitted]

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01.  Environmental Definitions.
Section 15.02.  Compliance.
Section 15.03.  Restrictions on Tenant.
Section 15.04.  Notices, Affidavits, Etc.
Section 15.05.  Landlord's Rights.
Section 15.06.  Tenant's Indemnification.
Section 15.07.  Existing Conditions.
Section 15.08.  Landlord's Representations.
Section 15.09.  Landlord's Indemnification.

ARTICLE 16 - MISCELLANEOUS

Section 16.01.  Benefit of Landlord and Tenant.
Section 16.02.  Governing Law.
Section 16.03.  Guaranty.
Section 16.04.  Force Majeure.
Section 16.05.  No Representation or Option.
Section 16.06.  Indemnification for Leasing Commissions.
Section 16.07.  Notices.
Section 16.08.  Partial Invalidity; Complete Agreement.
Section 16.09.  Financial Statements.
Section 16.10.  Representations and Warranties.
Section 16.11.  Signage.
Section 16.12.  Satellite Dishes.
Section 16.13.  Parking.
Section 16.14.  Relocation and Discretionary Allowances.
Section 16.15.  Right of First Offer to Purchase the Buildings.
Section 16.16.  Phase I Building Expansion Option.
Section 16.17.  Phase II Building Expansion Option.
Section 16.18.  Phase III Building Expansion Option.
Section 16.19.  Option to Extend.
Section 16.20.  Right of First Offer for the ViFi Expansion Space.
Section 16.21.  Name Change of Park.
Section 16.22.  Infrastructure Improvements.
Section 16.23.  Early Occupancy.

EXHIBITS
Exhibit A - Leased Premises
Exhibit B - Tenant Finish Improvements
Exhibit C - Rules and Regulations

OFFICE LEASE

THIS OFFICE LEASE is executed this 1st day of April 2001, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTIVE INTELLIGENCE, INC., an Indiana corporation ("Tenant").

W I T N E S S E T H:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.  Basic Lease Provisions and Definitions.

A.
*Leased Premises (shown outlined in red on Exhibit A attached hereto):  Suite:  ____; Floor:  ____; Building Address:  Woodland Corporate Park ("Building"), located on the land identified on Exhibit A-1 (the "Land");

B.           **Rentable Area:  approximately 180,000 rentable square feet;

Landlord shall use  the standards described in the Standard Method for Measuring Floor Area in Office Buildings, ANS1Z65.1-1996, as promulgated by the Building Owners and Managers Association International (BOMA), consistently applied, in determining the Rentable Area and the rentable area of the Building.  The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord prior to the Occupancy Date, as hereinafter defined.  Landlord's determination of Rentable Area made in good faith shall presumptively be deemed correct for all purposes hereunder; provided, however, Tenant shall have the right, at any time prior to the Commencement Date, to have the Leased Premises and Building measured by Tenant's architect and, in the event of a disparity of or dispute to Landlord's measurement, either (a) Landlord and Tenant shall mutually agree on the Rentable Area of the Leased Premises and the rentable area of the Building, or (b) Landlord and Tenant shall agree to have the Leased Premises and Building measured by an independent architect mutually agreed upon by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such certified remeasurement.  If the rentable square footage of the Leased Premises/Building, as measured by said independent architect, is one thousand (1,000) feet or more smaller than Landlord's determination of the rentable square footage of the Leased Premises/Building, then the costs of said independent architect shall be borne by Landlord, otherwise said costs shall be borne by Tenant.  Upon determination of the actual Rentable Area of the Leased Premises and rentable area of the Building, the Minimum Annual Rent and all other rents payable by Tenant hereunder shall be adjusted to reflect the actual square footage.

C.	**Building Expense Percentage: 100%;

D.           **Minimum Annual Rent:

Years 1 – 5	$2,826,000.00 per year
Years 6 – 10	$3,240,000.00 per year
Years 11 - 15	$3,870,000.00 per year

E.           **Monthly Rental Installments:

Months 1 – 60	$ 235,500.00 per month
Months 61 – 120	$ 270,000.00 per month
Months 121 – 180	$ 322,500.00 per month

* (to be completed when address is established for the Building)

** (to be adjusted by Landlord to reflect actual square footage after construction of the Building and the Leased Premises is completed)

F.	Term: Fifteen (15) years and zero (0) months;

G.           Target Commencement Date:  June 1, 2002
Target Occupancy Date: May 1, 2002;

H.           Security Deposit:  None;

I.	Broker: Duke-Weeks Realty Limited Partnership representing Landlord and none representing Tenant;

J.
Permitted Use:  General office purposes including computer and software test labs; software development labs; training and demonstration rooms for employees, customers and resellers; software sales; exercise facility; cafeteria and food service; and uses ancillary to any of the foregoing;

K.           Working Drawings Approval Date: (See Exhibit B);

L.           Address for payments and notices as follows:

Landlord:                                Duke-Weeks Realty Limited Partnership
Attn:  Property Management
600 East 96th Street, Suite 100
Indianapolis, Indiana  46240

With Rental
Payments to:                                           Duke-Weeks Realty Limited Partnership
P.O. Box 66259
Indianapolis, Indiana  46266

Tenant:                                           Interactive Intelligence, Inc.
Prior to	8909 Purdue, Suite 300
Commencement Date:	Indianapolis, IN 46268
Attn: John R. Gibbs

After
Commencement Date:                                           Interactive Intelligence, Inc.
***_____________________________________________
_____________________________________________

M.           Guarantor(s):  None;

N.	Landlord's Share of Operating Expenses: $3.75 per square foot of the Rentable Area.

Section 1.02.  Lease of Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord under the terms and conditions herein the Leased Premises.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01.  Term.

The term of this Lease (the "Lease Term") shall be the period of time specified in Item F of the Basic Lease Provisions and shall commence on such date which is thirty (30) days after Substantial Completion, as defined in Section 2.02.D, below (the "Commencement Date").  The "Occupancy Date" shall be the date of Substantial Completion.

*** To be the address of the Building after completion

Section 2.02.  Construction.

A.           Shell Work.  The scope of the work for the shell improvements ("Shell Work") to be performed by Landlord is set forth in the preliminary plans and specifications, working drawings and written descriptions thereto all of which are listed on the attached Preliminary Exhibit B-1.  Landlord will prepare final plans and specifications and actual working drawings which shall be substantially similar to Preliminary Exhibit B-1 and which, upon completion and Tenant's approval, shall be substituted and attached hereto as Exhibit B-1 ("Shell Plans and Specifications").  Landlord shall, at its sole cost and expense, construct in a good and workmanlike manner all of the improvements and supply all work, labor, materials and equipment necessary to complete the Shell Work in accordance with the Shell Plans and Specifications, which shall include, without limitation, the complete construction of the Building and all Common Areas, including the installation of landscaping, parking lots, driveways and all improvements as shown on the Shell Plans and Specifications for the benefit of the Leased Premises.  Shell Work shall also include all monument and other signage and infrastructure improvements for Interactive Park as shown on the attached Exhibit B-1A.

B.           Tenant Finish Improvements.  Landlord agrees to perform and complete the work on the tenant finish improvements for the Leased Premises ("Tenant Finish Improvements") in accordance with Tenant's plans and specifications which shall be mutually agreed upon by both Landlord and Tenant and, upon completion, attached hereto as Exhibit B-2 ("Interior Plans and Specifications").  Landlord shall allow Tenant to review the major subcontractor bids associated with such work.  Landlord shall provide an allowance for the costs of the tenant finish improvements to the Leased Premises in an amount not to exceed Twenty-three Dollars ($23.00) per rentable square foot of the Leased Premises (the "Tenant Finish Allowance").  Landlord further agrees to provide an allowance for the costs of initial space planning and construction drawing services, to be completed by Tenant's selected space planner, in the amount of One Dollar and Twenty-five Cents ($1.25) per rentable square foot of the Leased Premises (the "Design Allowance").  The Tenant Finish Allowance shall be used to construct and pay for the Tenant Finish Improvements and , any remaining balance may be used for costs of wiring, cabling, relocation and other associated expenses of Tenant.  The Tenant Finish Allowance shall be paid by Landlord directly to the Construction Manager (as hereinafter defined), contractor, and/or subcontractors performing the Tenant Finish Improvements, and after completion of all Tenant Finish Improvements and payment of all costs relating thereto, the remaining balance shall be made available to Tenant for payment of such wiring, cabling, relocation and other associated expenses of Tenant, which expenses shall be reimbursed to Tenant by Landlord within thirty (30) days of Landlord's receipt of invoices for such other expenses from Tenant, provided that the final costs of the Tenant Finish Improvements shall have been determined.  Any unused portion of the Tenant Finish Allowance up to an amount not to exceed Three Dollars ($3.00) per rentable square foot of the Leased Premises shall be applied in equal monthly installments toward Tenant's Minimum Annual Rent hereunder over the initial Lease Term hereof.  Tenant shall reimburse Landlord for any cost or expense attributable to the Tenant Finish Improvements which exceeds the Tenant Finish Allowance no later than the Commencement Date.  The Design Allowance shall be paid by Landlord directly to Tenant's space planner within thirty (30) days after Landlord receives invoices for the design services provided by such space planner for the Leased Premises.  Tenant shall be solely responsible for any costs charged by such space planner in excess of the Design Allowance.

Landlord and Tenant hereby agree that all work on the Tenant Finish Improvements in the Leased Premises shall be performed by Duke Construction Limited Partnership or another affiliate of Landlord (collectively, the "Construction Manager") which shall receive a construction management fee of ten percent (10%) of the total costs of the Tenant Finish Improvements, including general conditions.  The Construction Manager will competitively bid all tenant finish improvements, will use commercially reasonable efforts to obtain at least three (3) bids, and will manage the entire construction process.  In the event the Construction Manager determines, after the bidding process, that the tenant finish improvements cannot be completed for the amount of the Tenant Finish Allowance, Landlord hereby agrees to confer with Tenant concerning possible revisions to the Interior Plans and Specifications.

C.           Project Design Schedule and Permits.  The Shell Plans and Specifications and the Interior Plans and Specifications shall be finalized and the Shell Work and Tenant Finish Improvements shall be constructed by Landlord in accordance with the Project Schedule attached hereto as Exhibit B-3.  Landlord shall apply for and obtain as expeditiously as possible, at its sole cost and expense, all permits, licenses and certificates necessary for the construction and completion of the Shell Work and Tenant Finish Improvements and for the occupancy of the Building.

D.           Substantial Completion.  The Leased Premises shall be deemed to be substantially completed ("Substantially Complete" or "Substantial Completion") at such time as the Shell Work and the Tenant Finish Improvements have all been completed in substantial accordance with Exhibit B-1, B-1A and B-2 subject only to minor punch list items of work which do not substantially interfere with Tenant's use of the Building, the Common Areas or the Leased Premises in accordance with the terms of this Lease.  Landlord shall provide a written notice to Tenant of its best estimate of the date of Substantial Completion at least seven (7) days prior thereto.  In the event Landlord and Tenant do not agree upon the date of Substantial Completion, Landlord shall furnish Tenant with the architect of record's architect's certificate of substantial completion which shall conclusively establish such date.  If Substantial Completion has not occurred on or before July 1, 2002 as extended for any Tenant Caused Delays, as hereinafter defined, or force majeure event, then Landlord shall pay to Tenant Five Thousand Dollars ($5,000.00) per day for each day that Substantial Completion is delayed.  If Substantial Completion has not occurred on or before November 1, 2002 as extended for any Tenant Caused Delays, or force majeure event, Tenant may terminate this Lease by providing written notice thereof to Landlord within fifteen (15) days after such period and thereafter each party shall be released from further liability hereunder.  In the event that the date of Substantial Completion is delayed due to any force majeure event, Landlord will use commercially reasonable efforts to provide interim space to Tenant at market rental rates.

E.           Landlord's Warranty.  Landlord warrants that the Building and the Leased Premises will be free from defects for a period of one (1) year after the Commencement Date.  In addition, Landlord shall thereafter assign to Tenant or make available for Tenant's benefit any assignable warranties from non-affiliated third parties applicable to the construction performed and equipment installed in the Leased Premises in accordance with this Section.

F.           Fixturing.  Tenant shall have the right and privilege of going into the first (1st), fourth (4th) and fifth (5th) floors of the Leased Premises commencing sixty (60) days prior to the Occupancy Date, as hereinafter defined, and the remaining two (2) floors commencing thirty (30) days prior to the Occupancy Date and continuing through the Occupancy Date, to complete interior decoration work and to otherwise prepare the Leased Premises for its occupancy, subject to Tenant Caused Delays or any other events beyond Landlord’s control, provided, however, that its schedule in so doing shall be communicated to and coordinated  with Landlord so as not to unreasonably interfere with or delay other work of Landlord in the Leased Premises.  Landlord shall have no liability whatsoever for any loss or damage to any of Tenant's fixtures, equipment or any other items brought into the Leased Premises prior to the Occupancy Date.  Notwithstanding the foregoing, all of the terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased Premises for fixturing purposes as contemplated by this Section, except for payment of Minimum Annual Rent and Annual Rental Adjustment, which shall commence on the Commencement Date.

G.           Tenant Caused Delays.  Tenant Caused Delay or Delays shall mean any delay caused by or resulting from the following or any combination of the following:  (1) failure of Tenant to fully comply with the Project Schedule attached hereto as Exhibit B-3; (2) any change orders requested by Tenant; (3) failure of Tenant to timely or properly arrange its furnishings or be present for any scheduled walk-through of the Leased Premises, Building or Common Areas; (4) failure of Tenant to respond promptly to any reasonable request of Landlord; (5) Tenant’s fixturing of the Leased Premises prior to the Commencement Date unless coordinated with Landlord in accordance with Section 2.02.E above; or (6) arising from or in connection with Section 3.02.D, below.

H.           Compliance.  Landlord shall cause all construction performed by or on behalf of Landlord hereunder to be made in accordance with all applicable laws, rules, codes, ordinances and regulations, including the Americans With Disabilities and all applicable governmental zoning and building ordinances and codes in effect as of the time of Substantial Completion of the Shell Work and Tenant Finish Improvements, respectively.  Such construction shall be in a good and workmanlike manner with new materials and the Shell Work and public areas will be of similar quality to the Six Parkwood Crossing building and in conformity with the requirements set forth in Exhibit B-1.

Section 2.03.  Tenant's Acceptance of the Leased Premises.

Upon delivery of possession of the Leased Premises to Tenant as hereinbefore provided, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and the date of such acceptance and that the condition of the Leased Premises, including the Tenant Finish Improvements, and the Building, to Tenant's knowledge, was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any patent defects as to which Tenant shall give written notice to Landlord within thirty (30) days after such delivery and except for any latent defects as to which Tenant shall give written notice to Landlord within one (1) year after the Commencement Date.  Landlord shall promptly thereafter correct all such defects.  Such letter of understanding shall become a part of this Lease.  If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises in the manner described in this Section 2.03, even though the letter of understanding provided for herein may not have been executed by Tenant.  Landlord's obligations under this Section 2.03 are in addition to Landlord's warranty obligation under Subsection 2.02E.

Section 2.04.  Surrender of the Premises.

Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair except for ordinary wear and tear, condemnation and damage which Tenant is not obligated to repair.  Tenant shall remove its personal property, computer equipment, wiring and cabling (including above ceiling) in the Leased Premises, at its sole cost and expense.  Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed except for ordinary wear and tear, condemnation and damage which Tenant is not obligated to repair.  All Tenant property which is not removed by the later of (i) ten (10) days following Landlord's written demand therefore or (ii) termination hereof shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant.  The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.05.  Holding Over.

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, with Landlord's consent, Tenant shall become a tenant from month to month at One Hundred Twenty-five Percent (125%) of the Monthly Rental Installment and Annual Rental Adjustment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.  Acceptance by Landlord of rent after expiration or earlier termination of the Lease Term shall not result in a renewal of this Lease.  Notwithstanding such month-to-month tenancy, Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate which notice may be given at anytime during a month.  This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of the Lease Term, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01.  Base Rent.

Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without deduction or offset on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term.  The Monthly Rental Installments for any partial calendar month at the beginning or end of the Lease Term shall be prorated.

Section 3.02.  Annual Rental Adjustment Definitions.

A.
"Annual Rental Adjustment" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year as well as one hundred percent (100%) of Real Estate Taxes payable during said calendar year.

B.
"Operating Expenses" - shall mean the reasonable amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building (including the Common Areas as defined below) in good condition and repair for a particular calendar year, including by way of illustration and not limitation: insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management or administrative fees not to exceed three and one-half percent (3½%) of the gross rents for the Building; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under any covenants or owners association (which, if created, shall be according to reasonable and customary standards for Class A office parks) (the "Covenants").  Operating Expenses shall not include the cost of any capital improvement except as follows: reasonable costs and expenses which would, under generally accepted accounting principals, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years; amortization of capital improvements that produce a net reduction in operating costs together with interest at the rate of ten percent (10%) per annum on the unamortized balance thereof (but not to exceed the amount of the reduction in operating costs); the cost or portion thereof reasonably allocable to the Building or the Land, amortized over such period as Landlord shall reasonably determine, together with interest of ten percent (10%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under governmental law or regulation that was not applicable to the Building at the time the Building was constructed. .

Operating Expenses shall not include expenses incurred by Landlord with regard to: (i) Landlord's warranty obligations hereunder; (ii) replacement of the roof, foundation or structure of the Building, or correction of any construction defect, or restoration or repair of any damage by fire, windstorm or other casualty to the extent covered by insurance  of the type to be maintained by Landlord hereunder; (iii) repairs, replacement or maintenance to the extent directly caused by the negligence or intentional misconduct of Landlord or its affiliates or their  agents, employees or contractors or other tenants of the Building, if any; (iv) expenses incurred at the request of a specific tenant which benefit only that tenant; (v) expenses incurred in leasing or procuring tenants, including tenant finish improvements; (vi) legal expenses or costs incidental to any disputes or negotiations with tenants or mortgagees; (vii) interest or principal payments (or late charges, fees or premiums) on any mortgage or other similar indebtedness of Landlord; (viii) any ground lease rental; (ix) rental for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in this Section; (x) costs incurred by Landlord due to violation by Landlord or other tenants of the Building, if any, of the terms and conditions of any lease of space in the Building; (xi) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs, excluding interior Building signage/directionals; (xii)  Real Estate Taxes which are paid directly by Tenant pursuant to Section 3.03; (xiii) costs resulting from Landlord's breach hereof; (xiv) any depreciation allowance or other expense of charge in respect to any capital improvements, except as otherwise specifically provided in this Lease; (xv) any cost billed to and paid directly or reimbursed by a tenant or for which Landlord is otherwise reimbursed in any manner; (xvi) cost for which Landlord has been compensated by management or administrative fee; or (xvii) extraordinary parking lot repairs.

C.
"Tenant's Proportionate Share of Operating Expenses" - shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage times the Building Operating Expenses less (ii) Landlord's Share of Operating Expenses, provided that such amount shall not be less than zero.

D.
"Real Estate Taxes" - shall include (i) any form of real estate tax or assessment or service payments in lieu thereof, and (ii) any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, income or estate taxes) imposed upon the Building or Common Areas (or against Landlord's business of leasing the Building) in lieu of real estate taxes, assessments or revise payments during the Lease Term by any authority having the power to so charge or tax, together with reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes.

Tenant desires to obtain and maintain real estate tax abatement deductions for the Building, and Tenant shall use its best efforts to promptly obtain said abatements.  Tenant shall make the payment of any and all application and other fees associated therewith.  Should Tenant's tax abatement application not be successful by the thirty-third (33rd) day after the date of execution of this Lease, Tenant may terminate this Lease by giving written notice of such termination to Landlord and this Lease shall terminate and the parties shall be released from all liability hereunder except that Tenant shall reimburse Landlord for all of Landlord's out-of-pocket costs and expenses incurred in the preparation of the construction documents through the date Landlord receives said termination notice.  Tenant shall make such payment to Landlord within ten (10) days of receipt of Landlord's invoice.  Landlord agrees not to apply for a building permit or otherwise commence construction until Tenant's real estate tax abatement application is approved; provided, however, that if the Project Schedule cannot be complied with as a result thereof, such delay will constitute a Tenant Caused Delay.  Immediately upon execution of this Lease, Tenant shall prepare and file any required applications, forms, resolutions, agreements or other materials, whether for or on behalf of Tenant or Landlord.  To permit Tenant to take the actions necessary to obtain and maintain property tax abatement deductions on the Building, Landlord shall (i) upon reasonable notice from Tenant, execute such tax abatement applications, forms, resolutions, agreements, and other materials, provided the same shall be in a form reasonably acceptable to Landlord; (ii) upon reasonable notice from Tenant, provide Tenant with information in its possession with respect to the Building necessary to prepare such applications, forms, resolutions, agreements and other materials; (iii) upon reasonable notice from Tenant, either appear or authorize Tenant to appear on behalf of Landlord at any public hearing related to obtaining or maintaining real estate tax abatement on the Building; and (iv) shall forward to Tenant promptly upon receipt any notice of assessment or change in assessment relating to the Building.  Tenant further understands and agrees that it is responsible for any and all Real Estate Taxes accruing during the Lease Term with regard to the Building and the Land and agrees to indemnify and hold harmless Landlord from and against any and all losses, claims or damages resulting from Tenant's failure to comply with its obligations under this Section or under any agreement between Landlord and Tenant and the City of Indianapolis, Indiana with respect to real estate tax abatement for the Building and Land, except to the extent of such losses, claims or damages directly resulting from Landlord's failure to comply with its obligations under this Section or under any agreement between Landlord and Tenant and the City of Indianapolis, Indiana with respect to real estate tax abatement.  Notwithstanding anything contained herein to the contrary, in the event Tenant is successful in obtaining real estate tax abatement for the Building, Landlord hereby agrees that the full amount which is abated is for the benefit of Tenant.

E.
"Common Areas" - shall mean the areas of the Building and the Land which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building.  Tenant shall have the exclusive right to the use of the Common Areas except that Landlord shall have the right to permit others to use the Common Areas for nominal uses, such as jogging on marked trails and sidewalks, and to grant easements for utilities.  Landlord shall not reduce or materially modify any portion of the Common Areas without Tenant's written consent.

Section 3.03.  Payment of Additional Rent.

In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as "Additional Rent" for the Leased Premises, in each calendar year or partial calendar year, during the Lease Term, an amount equal to the Annual Rental Adjustment excluding Real Estate Taxes for such calendar year or partial calendar year.  In the case of the calendar year of the Commencement Date, Landlord shall provide such notice prior to the Commencement Date.  The Annual Rental Adjustment excluding Real Estate Taxes shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year.  Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment excluding Real Estate Taxes.  If the cost of utility, janitorial or other services increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment excluding Real Estate Taxes during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment excluding Real Estate Taxes for the remainder of the year divided by the number of months remaining in such year.  Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment excluding Real Estate Taxes.  Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment excluding Real Estate Taxes for the preceding calendar year and the estimated amount paid by Tenant to Landlord during such year.  In addition, Tenant shall pay, before delinquency, any and all Real Estate Taxes as defined in Section 3.02.D, above, directly to the appropriate taxing authority.  If Tenant fails for any reason to pay the Real Estate Taxes when same is due and payable, Landlord shall have the right, but not the obligation, to pay the Real Estate Taxes directly to the taxing authority and Tenant shall immediately reimburse Landlord for the cost thereof.  Such amount shall accrue interest from the date Landlord pays such amount, pursuant to Section 3.04, below, shall include any penalties, late fees and any interest assessed due to such delinquency.

Tenant or its accountants shall have the right to inspect, at reasonable time and in a reasonable manner, during the one hundred twenty (120) day period following the delivery of Landlord's statement of the actual amount of the Annual Rental Adjustment excluding Real Estate Taxes, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses for the Building for the prior calendar year in order to verify the amounts thereof.

In the event the first audit discloses (i) errors made during the prior calendar year which, when totaled, indicate that the sum overcharged to and paid by Tenant, exceeds five percent (5%) of the Annual Rental Adjustment excluding Real Estate Taxes plus Landlord's Share of Operating Expenses (the "Total Expenses"), the audit shall be at the expense of Landlord, not to exceed Two Thousand Five Hundred Dollars ($2,500.00), or (ii) no errors or an error which equals or is less than five percent (5%) of the Total Expenses, the audit shall be at the expense of Tenant.

For each subsequent audit, where the audit discloses errors exceeding five percent (5%) of the Total Expenses, Landlord shall pay for such audit and, if the audit discloses errors equal to or less than five percent (5%) of the Total Expenses, Tenant shall pay the costs of the audit.  If Landlord spends more than eight (8) hours to accommodate Tenant's right to audit hereunder, Tenant shall also pay to Landlord as additional rent Seventy-five Dollars ($75.00) per hour for each additional hour that Tenant's audit takes of Landlord's property manager's or asset manager's time, provided such audit discloses no error or an error greater than five percent (5%) of the Total Expenses.  The results of the audit (regardless of the degree of the error, if any) shall be binding upon Landlord and Tenant, and Landlord shall thereafter, if appropriate, change its method of calculating the Operating Expenses consistent with the results of the audit.  Tenant agrees to hold the information obtained from such audit confidential and shall not disclose the same without Landlord's express written permission except as necessary to enforce the Lease or protect Tenant's rights hereunder.

If Tenant shall not elect to cause an audit within the time period permitted hereby, then Landlord's statement shall be conclusively deemed to have been approved and accepted by Tenant.  Pending resolution of any dispute with respect to statements of Tenant's Annual Rental Adjustment, Tenant shall pay its Annual Rental Adjustment as shown on such statement, and upon final determination of the amount of Tenant's Annual Rental Adjustment, Landlord shall promptly refund any overpayment to Tenant or Tenant shall promptly pay any amount due to Landlord, as applicable.

Section 3.04.  Late Charges.

Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder.  Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as defined by a bank or financial institution used by Landlord) of interest ("Prime Rate") plus six percent (6%) per annum.

ARTICLE 4 - SECURITY DEPOSIT

[Intentionally Omitted]

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01.  Use.

The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord.  Notwithstanding the foregoing and subject to the provisions of Section 7.03, below, Tenant shall have the right, at Tenant's sole cost and expense, to build an indoor athletic facility such as tennis or basketball for exclusive use by Tenant and its employees on the Land.  The location, size and design of the facility shall be subject to the mutual approval of Landlord and Tenant.

Section 5.02.  Covenants of Tenant Regarding Use.

Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with the Covenants and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force applicable to Tenant's use or occupancy of the Leased Premises, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration by Tenant to, the Leased Premises after Tenant's occupancy thereof, (iii) comply with and obey all reasonable directions of Landlord, including the Building Rules and Regulations attached hereto as Exhibit C.  Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03.  Landlord's Rights Regarding Use.

In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice or liability to Tenant except as herein provided to the contrary: (a) if Tenant or a Permitted Transferee does not lease one hundred percent (100%) of the Building, Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper; provided the same does not materially interfere with access to the Leased Premises; (b) if Tenant or a Permitted Transferee does not lease one hundred percent (100%) of the Building, Landlord shall have the right at any time to control, change but not materially diminish or otherwise alter the Common Areas in such manner as it reasonably deems necessary; (c) Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times and upon reasonable notice and with the presence of a Tenant representative (except in the case of an emergency) for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable.  Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor; providing Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of the Leased Premises in the exercise of its rights hereunder.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01.  Services to be Provided.

Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for the Permitted Use or as may be required by law or directed by governmental authority:

(a)
Heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 8:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays and HVAC twenty-four (24) hours per day, seven (7) days per week, for the computer labs identified on the construction documents;

(b)
Electrical current not to exceed seven (7) watts per square foot; provided, however, additional wattage not to exceed fifteen (15) watts per square foot shall be provided to the HVAC system and computer labs (approximately 7,000 square feet);

(c)           Water in the Common Areas and Leased Premises for lavatory and drinking purposes;

(d)           Automatic elevator service;

(e)
Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

(f)           Washing of windows at intervals reasonably established by Landlord;

(g)
Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting (Landlord's standard tenant finish improvements being described in Exhibit B) as required from time to time as a result of normal usage;

(h)	Cleaning and maintenance of the Common Areas, including the removal of rubbish, ice and snow; and

(i)	Except as otherwise provided in this Lease, repair and maintenance of the Leased Premises, the Building and Common Areas.

(j)	Access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week; and

(k)           Twenty-four (24) hours, seven (7) days per week monitoring of the exterior door locking system.

Upon reasonable advance written notice, the foregoing services may be increased or decreased at the reasonable request of Tenant. In the event of utility deregulation, Landlord shall choose the utility service provider.  Charges for utilities and services provided by Landlord, if any, shall not exceed the charges that would have been payable if such utilities and services had been directly billed by the utilities or service providers to Tenant.

Section 6.02.  Additional Services.

If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord reasonably determines are normally required by tenants in comparable office buildings conducting operations similar to Tenant, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services.  In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due.

If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by that typically used by tenants in comparable office buildings and such usage materially overburden the Building's systems and equipment, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to correct such material overburden, including equipment which modifies the Building's air-conditioning system; provided, however, Landlord shall consult with Tenant prior to installation of any such machinery or equipment.  All reasonable costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Section 6.03.  Interruption of Services.

Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord fails to use commercially reasonable efforts to restore such service within a reasonable time, thereby causing all or a material portion of the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the use permitted under this Lease for more than three (3) consecutive days after notice from Tenant to Landlord that such service has been interrupted, Minimum Annual Rent and Annual Rental Adjustment shall abate on a per diem basis in the proportion which the untenantable portion of the Leased Premises bears to the total area of the Leased Premises for each day after such three (3) day period during which the Leased Premises remain untenantable.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01.  Repair and Maintenance of Building.

Landlord shall make all necessary repairs to the Building, including the exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building and the Common Areas in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in connection therewith in good condition and repair, the costs of which shall be included in Operating Expenses to the extent provided in Section 3.02, provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse or default of Tenant, its employees or agents, Landlord shall make such repairs solely at Tenant's expense except to the extent covered by insurance of the type to be maintained by Landlord hereunder.

Section 7.02.  Repair and Maintenance of Leased Premises.

Landlord shall keep and maintain the Leased Premises in good order, condition and repair, the costs of which shall be included in Operating Expenses to the extent provided in Section 3.02, provided, however, that to the extent any items in the Leased Premises require repair because of the negligence, misuse or default of Tenant, its employees or agents, Landlord shall make such repairs solely at Tenant's expense except to the extent covered by insurance of the type to be maintained by Landlord hereunder.

Section 7.03.  Alterations.

Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval as to interior non-structural alterations shall not be unreasonably withheld, conditioned or delayed.  As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant.  Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building.  No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien.  If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing.  Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration under this Section 7.03, not performed by Landlord or an affiliate, and any related lien.  Notwithstanding anything contained herein to the contrary, Tenant shall have the right, without Landlord's consent, and in compliance with all other provisions of this Section, to make any non-structural alterations to the Leased Premises which do not materially impact the Building's mechanical or electrical systems, and the aggregate cost of which does not exceed Fifty Thousand Dollars ($50,000.00) per project for a total project cost not to exceed One Hundred Fifty Thousand Dollars ($150,000.00) per year, provided that Tenant gives Landlord fifteen (15) business days prior written notice of any such alteration, along with copies of all plans and specifications relating thereto and complies with Landlord's reasonable and customary procedures.

Section 7.04.  Trade Fixtures.

Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal.  If Tenant fails to remove any and all such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition.

ARTICLE 8 - CASUALTY

Section 8.01.  Casualty.

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Building or Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of the Building, Leased Premises and the Tenant Finish Improvements as were originally required to be made by Landlord.  Landlord shall give Tenant written notice within thirty (30) days of the casualty of Landlord's estimated date to complete such restoration and repair.  In the event that such notice discloses that such date of completion is more than one hundred eighty (180) days from the casualty date, Landlord and Tenant shall endeavor in good faith to agree upon a schedule for the completion of such repair or rebuilding.  If no such agreement is reached within thirty (30) days of Tenant's receipt of notice estimating the date of completion, Tenant may terminate this Lease, effective upon the date of casualty, by delivery of written notice thereof to Landlord within fifteen (15) days of the expiration of the thirty (30) day negotiating period identified above.  Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage until substantial completion of the restoration.  Notwithstanding the foregoing, if the Leased Premises are destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building, then Landlord may, upon thirty (30) days' written notice delivered to Tenant within thirty (30) days of the casualty, terminate this Lease with respect to matters thereafter accruing.  All restoration shall comply with all construction requirements imposed hereby on the original construction of the Building, Leased Premises or the original Tenant Finish Improvements.

Section 8.02.  All Risk Coverage Insurance.

During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building, including the Leased Premises, for the full replacement value of the Building, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement) and plate glass insurance, but shall not protect Tenant's property on the Leased Premises or the Building; and, notwithstanding the provisions of Section 9.01 and Section 9.03, neither party shall be liable for any damage to the other's property, regardless of cause, including the negligence of either party and its employees, agents and invitees.  Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees.  Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises, the Building, Common Areas or other property of Landlord located therein, however caused, including the negligence of Tenant and its employees, agents and invitees which is insured against under Landlord's all risk coverage insurance or which would have been insured against had Landlord carried the all risk coverage insurance as required above.  All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

ARTICLE 9 - LIABILITY INSURANCE

Section 9.01.  Tenant's Responsibility.

Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property (other than Landlord's property as provided in Section 8.02) occurring in the Leased Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Section 8.02 and except for that caused directly by the sole negligence of Landlord or its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same.  Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.  This provision shall survive the expiration or earlier termination of this Lease.

Section 9.02.  Tenant's Insurance.

Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:

(a)           Worker's Compensation:  minimum statutory amount.

(b)
Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage:  Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

(c)	All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

(d)           Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord.  Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date.  If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.  Notwithstanding anything contained to the contrary herein, any and all risks under the insurance required of Tenant under this Lease, at Tenant's option, may be (a) insured under single policies or by a combination of policies; or (b) insured, in whole or in part, under an excess or umbrella liability policy.

Section 9.03.  Landlord's Responsibility.

Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.02) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same.  Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.  This provision shall survive the expiration or earlier termination of this Lease.

Section 9.04.  Landlord's Insurance.

In addition to the insurance required under Section 8.02, Landlord shall keep in full force and effect during the term of this Lease public liability and property damage insurance in standard form with respect to the Building and the Common Areas and the operation thereof having a minimum limit of combined coverage of bodily injury and property damage of not less then Three Million Dollars ($3,000,000.00).  Landlord shall provide Tenant with copies of certificates of insurance evidencing all required coverage under Section 8.02 and Section 9.04.  In addition, Landlord shall name Tenant as an additional insured on such insurance policy or policies.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord or Tenant may terminate this Lease by giving written notice to the other party within fifteen (15) days after possession thereof is so taken.  If all or any part of the Building, Leased Premises or Common Areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become untenantable by Tenant and inadequate for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession thereof is so taken.  All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.  If a part of the Leased Premises, Building or Common Areas shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable to the extent the condemnation award proceeds received by Landlord are sufficient therefor; and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder.  The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.  Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion the Leased Premises or Building are or may be in any way adversely affected by the business reputation of the proposed assignee or subtenant is unacceptable.  If Landlord refuses to give its consent to any proposed assignment or subletting of all or substantially all of the Leased Premises, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease by giving Tenant one hundred twenty (120) days' prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder.  Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord's consent to any of the following (a "Permitted Transferee"), provided that the business reputation following the transfer is equal to or exceeds that of Tenant as of the date of execution of this Lease:  (i) any successor corporation or other entity resulting from a public offering, merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant's assets; or (iii) any entity which controls, is controlled by, or is under common control with Tenant.  Tenant shall give Landlord thirty (30) days prior written notice of such assignment or sublease.  Any Permitted Transferee shall assume in writing all of Tenant's obligations under this Lease.  Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease.  Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01.  Sale of the Building.

Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance, provided the new owner assumes all liability hereunder.

Section 12.02.  Subordination and Estoppel Certificate.

Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage, provided the mortgagee executes a non-disturbance, attornment and subordination agreement reasonably acceptable to Tenant.  Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument reasonably necessary to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that, as to Tenant, this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's actual knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease, provided that such matters or state of facts are limited to Tenant's actual knowledge.  Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.  Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01.  Default.

The occurrence of any of the following shall be a "Default":

(a)
Tenant fails to pay any Monthly Rental Installment or Additional Rent within ten (10) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within thirty (30) days after written notice thereof from Landlord to Tenant.

(b)
Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)	Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(d)
All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); the admission in writing by Tenant that Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter.

In addition to the above Defaults, the parties agree that if there shall be three (3) or more Defaults under paragraph (a) of this section during any twelve (12) month period, regardless of whether such Defaults are ultimately cured, then such Defaults shall, at Landlord's option, represent a separate Default.

Section 13.02.  Remedies.

Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)
Landlord may re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

(b)
Landlord may terminate this Lease and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have.  Upon the termination of Tenant's right to possession of the Leased Premises, with or without terminating this Lease, Landlord may declare the present value discounted at a rate of ten percent (10%) of all rent which would have been due under this Lease for the balance of the Lease Term less the present value discounted at the rate of ten percent (10%) of all net rent that Landlord reasonably estimates that Landlord will receive via a reletting of the Leased Premises for the balance of the Lease Term after taking into account anticipated vacancy periods, to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord.  In addition, Tenant shall pay to Landlord all costs and expenses which Landlord may incur by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

(c)
Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let on a commercially reasonable terms all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (as calculated in subsection (b) above of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

(d)	Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

(e)
If Landlord terminates this Lease or Tenant's right to possession, Landlord's duty to mitigate its damages under this Lease shall be as follows:   (1) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in other buildings which it leases, and (2) Landlord shall not be deemed to have failed to mitigate if it incurs costs and expenses for repairs, maintenance, changes, alterations and improvements to the Leased Premises (whether to prevent damage or to prepare the Leased Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to replacement tenants, and costs of collecting rent from replacement tenants.  The obligations set forth in this paragraph shall not serve to shift the burden of proof from Tenant to Landlord with respect to proving whether or not Landlord mitigated its damages.

Section 13.03.  Landlord's Default and Tenant's Remedies.

Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same.  Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.  Notwithstanding the foregoing, it shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease, which failure prevents Tenant from conducting its normal business operations in the Leased Premises, for a period of ten (10) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such ten-day period, such default shall be deemed to have been cured if Landlord commences such performance within said ten-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time.  Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder except as specifically provided elsewhere in this Lease.  Notwithstanding the foregoing, in the event of an Emergency Situation, as hereinafter defined, if the default is not cured after reasonable notice to (or diligent attempts to notify) Landlord, Tenant may cure the default at Landlord’s expense, provided that such cure is not more extensive than is reasonably necessary under the circumstances.  “Emergency Situation” as used in this Section means a situation which poses an immediate threat to the physical well being of persons in or on the Leased Premises or of damage to property in or on the Leased Premises.

Section 13.04.  Limitation of Landlord's Liability.

If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 13.05.  Nonwaiver of Defaults.

Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision.  No waiver of any default shall be deemed to be a waiver of any other default.  Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction.  No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06.  Attorneys' Fees.

If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

[Intentionally Omitted]

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01.  Environmental Definitions.

A.
"Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

B.
"Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

Section 15.02.  Compliance.

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws which shall impose any duty upon Tenant resulting from Tenant's use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

Section 15.03.  Restrictions on Tenant.

Tenant shall operate its business in compliance with all Environmental Laws.  Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.04.  Notices, Affidavits, Etc.

Either party shall immediately notify the other party of (i) any violation by it, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to the other party any notice received by it relating to (i) and (ii) above from any source.  Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's actual knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises caused by Tenant.

Section 15.05.  Landlord's Rights.

Landlord and its agents shall have the right, but not the duty, upon advance notice and in the presence of a Tenant representative (except in the case of emergency when no notice or representation shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises.  In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property directly caused by Landlord's actions so long as Landlord uses such reasonable efforts.  If Tenant and its agents fail to provide a representative to accompany Landlord or its agents and Landlord provide advance notice as herein required, then Tenant shall be deemed to have waived the Tenant representation requirement.

Section 15.06.  Tenant's Indemnification.

Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15.  The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07.  Existing Conditions.

Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises, the Building or the Land prior to the Occupancy Date of this Lease or any Hazardous Substance on, under or about the Leased Premises caused by Landlord or its affiliates or their agents, employees or contractors.

Section 15.08.  Landlord's Representations.

Landlord represents and warrants that, to its actual knowledge based solely upon and except as disclosed in the Environmental Report for the Land dated September 9, 1993, and its control of the Land since September 9, 1993 (a) as of the date of execution of this Lease, there are no and, (b) prior to Tenant's occupancy, there will be no Hazardous Substances on, under or about the Land.

Section 15.09.  Landlord's Indemnification.

Notwithstanding anything above to the contrary, Landlord shall indemnify Tenant from any and all claims, losses, liabilities, costs expenses and damages, including reasonable attorneys' fees, cost of testing and remediation costs, Tenant incurs by reason of any breach by Landlord of any representation contained in Section 15.08 or Landlord's violation of any Environmental Laws or the generation, use or release of any Hazardous Substances by Landlord or its affiliates, their agents, employees or contractors on, under or about the Leased Premises, the Building or the Land.  Landlord shall bear all cost of removing or otherwise remediating Hazardous Substances or of taking any other action required by Environmental Laws resulting from any conditions existing or event occurring, or any Hazardous Substance existing or generated, at, in, on, under or in connection with the Leased Premises, the Building or the Land prior to the Occupancy Date.  The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01.  Benefit of Landlord and Tenant.

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02.  Governing Law.

This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03.  Guaranty.

[Intentionally Omitted]

Section 16.04.  Force Majeure.

Landlord and Tenant (except with respect to any payment obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies, provided that such party shall have used reasonable efforts to minimize the impact of any such event.

Section 16.05.  No Representation or Option.

Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06.  Indemnification for Leasing Commissions.

The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers.  In the event that Meridian Real Estate Services claims that it is owed compensation in connection with this Lease and the options granted herein, Tenant shall be solely responsible for paying any compensation due Meridian Real Estate Services.  Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

Section 16.07.  Notices.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1.  When so mailed, the notice shall be deemed to have been given as of the date it was mailed.  Either party may change its address by giving written notice thereof to the other party.

Section 16.08.  Partial Invalidity; Complete Agreement.

If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.  This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties.  No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.09.  Financial Statements.

During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, a copy of Tenant's most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000.00) prepared as of the end of Tenant's fiscal year within thirty (30) days of the completion thereof.  Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual rent hereunder exceeds $100,000.00, said statements shall be certified and audited.  All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.10.  Representations and Warranties.

The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.  Landlord represents that the Land is properly zoned for the Permitted Use.

Section 16.11.  Signage.

A. Exterior Building Signage.  Provided that Tenant complies with all applicable federal, state and local laws, ordinances, rules and regulations including, but not limited to, zoning and other municipal and county regulations (collectively, "Governmental Laws"), Tenant may, at its own cost and expense, erect two signs on the Building identifying its business consistent with Exhibit B-4 attached hereto.  One sign shall be located on the expressway side of the Building, and the other sign shall be in a location mutually agreed upon by both Tenant and Landlord on the North face of the Building, both signs to be near the top of the Building ("Signs").  The location, style and size of the Signs shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant agrees to maintain such Signs in a safe, lawful and first-class condition and in compliance with all Governmental Laws throughout the Lease Term.  Upon expiration or early termination of the Lease Term, Tenant shall remove the Signs and repair all damage to the Building caused thereby.  Landlord does not represent or warrant that the Governmental Laws will permit Tenant to install and/or use the Signs throughout the Lease Term; however, Landlord agrees not to take any action which would negate Tenant's ability to maintain such Signs and to provide reasonable cooperation to Tenant in connection with any application required by Governmental Laws.  Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Signs or the rights granted Tenant herein.  The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.  So long as no other tenant of the Building, excluding any Permitted Transferee, leases 30,000 or more square feet of the Building, Tenant shall have the exclusive right to exterior building signage.

B. Monument Sign.  So long as Tenant or a Permitted Transferee leases one hundred percent (100%) of the Building, and provided that such signage is permitted by the Governmental Laws, Landlord agrees to provide an exclusive monument sign (the "Monument Sign") identifying Tenant’s business as well as the business of the other manor tenants in the Building, if any, throughout the Lease Term.

Section 16.12.  Satellite Dishes.

a.           Provided that Tenant complies with all Governmental Laws, as defined in Section 16.11.A, above, Tenant shall have the non-exclusive right during the Lease Term (and the exclusive right during all periods in which Tenant or a Permitted Transferee leases one hundred percent (100%) of the Building), at its own cost and expense and subject to the terms hereof, to install, operate and maintain on the roof of the Building, up to three (3) microwave satellite dishes ("Dishes") for use exclusively by Tenant.  Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dishes.  Copies of such permits and licenses shall be provided to Landlord.  Tenant shall also be required, at Tenant's sole cost, to install screening surrounding the Dishes as may be reasonably required by Landlord.

b.           The size, location, design and manner of installation of the Dishes and all related wiring and screening shall be designated and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  After obtaining written approval of Landlord, Tenant shall have reasonable access to the roof for installation, operation, maintenance and repair of the Dishes and shall have the right to install all reasonable wiring related thereto.  However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dishes.

c.           Tenant represents and warrants that the installation and maintenance of the Dishes will not cause any damage to the structural portions of the Building.  Tenant shall be responsible for repairing any such damages to the structure, or, at Landlord's option, Landlord shall repair any such damage at Tenant's sole cost and expense and Tenant shall immediately reimburse Landlord for said costs and expenses upon receipt of Landlord's invoice.

d.           Tenant shall install, operate and maintain the Dishes in accordance with Governmental Laws.  Prior to installation of the Dishes, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

e.           Tenant reserves the right to discontinue its use of all or any of the Dishes at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord.  Tenant shall be responsible for all costs of removal and shall repair all damage to the Building caused thereby.  Notwithstanding the foregoing, Tenant agrees within ten (10) days after written notice from Landlord to remove the Dishes in the event any governmental entity or applicable law or regulation requires removal thereof.  Such removal shall be in accordance with all of the terms and conditions set forth herein.  If Tenant elects not to remove the Dishes from the Building, upon expiration or earlier termination of this Lease, or after expiration of the ten (10) day notice period provided herein, Landlord may deem the Dish(es) to have been abandoned by Tenant and they shall become the property of Landlord.

f.           Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof, except to the extent of Landlord's negligence or willful misconduct and only to the extent not covered by insurance required to be maintained by Landlord.

g.           Notwithstanding the grant of this right, Landlord shall maintain control over the roof of the Building, and nothing herein shall be deemed Landlord's consent for Tenant to use the roof for any other purpose than the installation, operation, maintenance and repair of the Dishes in conjunction with the operation of its business.

h.           Tenant represents and warrants that it shall use the Dishes solely for its own use and not for any "resale", leasing or licensing use.

Section 16.13.  Parking.

Tenant shall have the exclusive right to use all surface parking areas located on the Land.  Landlord shall provide the underground parking facility depicted on Exhibit B-1.  Collectively, such surface and underground parking areas shall contain a minimum of four (4) parking spaces per 1,000 square feet of space in the Building at all times during the term hereof.  Subject to Governmental Laws, Tenant shall have the exclusive right to designate all or any portion of such parking as reserved parking or visitor only parking.  Tenant shall not be required to pay a fee for the use of such parking spaces.  Only one vehicle shall be parked in each space at any one time.

Section 16.14.  Relocation and Discretionary Allowances.

In addition to the Tenant Finish Allowance and Design Allowance, and for and in consideration of Tenant leasing the Leased Premises for the term and otherwise under and in accordance with this Lease, Landlord hereby agrees to provide to Tenant:

(a) a relocation allowance in the amount of One Hundred Twenty-five Thousand Dollars ($125,000.00) (the "Relocation Allowance"); and

(b)           a discretionary allowance in the amount of Six Hundred Thirty Thousand Dollars ($630,000).  The allowances are payable upon the later to occur of (i) payment by Tenant of the first Monthly Rental Installment, or (ii) the Commencement Date, except that Two Hundred Sixty Thousand Dollars ($260,000.00) of the discretionary allowance shall be paid to Tenant within thirty (30) days of the later to occur of (a) execution of this Lease by Landlord and Tenant, or (b) extinguishment (either through the passage of time or voluntary waiver) of Tenant's right to terminate this Lease pursuant to Section 3.02.D.

Section 16.15.  Right of First Offer to Purchase the Buildings.

During the original Lease Term (and any extension thereto pursuant to the exercise of Tenant's expansion rights under Sections 16.16, 16.17, 16.18 and/or 16.20), provided that (i) Tenant (as used in this Section 16.15, the term "Tenant" shall also include any Permitted Transferee that succeeds to Tenant's rights under Article 11, above) is not in Default at the time it exercises this option or purchases the Building; and (ii) Tenant originally named herein or a Permitted Transferee remains in possession of all or substantially all of the Leased Premises, Landlord shall notify Tenant in writing ("Landlord’s Notice") if, at any time during the original Lease Term, Landlord intends to sell the Building to a third party unaffiliated with Landlord, provided, however, that Landlord shall have no obligation to notify Tenant if (a) the Building is part of a multi-building package being offered for sale by Landlord, or (b) or the prospective purchaser is a mortgagee holding a mortgage on the Building, or a successor to Landlord which has obtained or is in the process of obtaining fee title interest in the Building as a result of foreclosure or any mortgage deed in lieu thereof, or (c) a person or entity which is owned, controlled, or under common or joint control by Landlord (the sale to which shall not extinguish Tenant's rights under this Section).  Upon receipt of Landlord's Notice, Tenant shall have the option to purchase the Building at the purchase price and Landlord shall provide Tenant with pertinent information regarding the operation of the Building ("Information") and upon such other terms and conditions as are set forth in Landlord's Notice ("Right of First Offer to Purchase Building").  Tenant shall have ten (10) business days after receipt of Landlord’s Notice in which to notify Landlord of its election to purchase the Building on the terms and conditions contained in Landlord’s Notice.  In the event Tenant fails to notify Landlord of its agreement to purchase the Building upon the terms and conditions contained in Landlord’s Notice within said ten (10) business day period, such failure shall be conclusively deemed a rejection to purchase the Building, whereupon Tenant shall have no further rights with respect to purchasing the Building and Landlord shall be free to sell the Building to a third party, providing that (i) Landlord may not sell the Building to a third party unaffiliated with Landlord for a price which is less than ninety-five percent (95%) of Landlord's offer price to Tenant within six (6) months of the date of Landlord's Notice and (ii) if Landlord does not sell the Building at a price at least ninety-five percent (95%) of Landlord's offer price to Tenant within such six (6) month period, Tenant's right of first offer under this Section shall be reinstated.  If Tenant properly exercises its Right of First Offer to Purchase the Building, then within thirty (30) days of Tenant notifying Landlord of its agreement to purchase the Building pursuant to this Section or such additional time as agreed by Landlord and Tenant in writing, Landlord and Tenant shall enter into a purchase agreement containing the terms and conditions set forth in Landlord’s Notice and such other mutually agreed upon terms and conditions.  Tenant acknowledges and agrees that this Right of First Offer to Purchase Building is personal in nature to Interactive Intelligence, Inc. and may not be assigned except to a Permitted Transferee without the prior written consent of Landlord, which consent may be withheld for any reason.

In the event that any building(s) are constructed pursuant to Tenant's exercise of its option under Sections 16.16, 16.17, 16.18 or 16.20 of this Lease, then Tenant's Right of First Offer to Purchase the Building as set forth in this Section 16.15 shall apply to each building so constructed (i.e., Phase I Building, Phase II Building and Phase II Building).

Section 16.16.  Phase I Building Expansion Option.

Provided that (i) Tenant is not in Default at the time it exercises this option; (ii) Tenant (as used in this Section 16.16, the term "Tenant" shall also include any Permitted Transferee that succeeds to Tenant's rights under Article 11, above) has a tangible net worth of at least Fifty Million Dollars ($50,000,000.00) at the time of exercise of the option, and (iii) Tenant originally named herein remains in possession of all or substantially all of the Building, Tenant shall have the option to cause Landlord to construct a new building and related improvements on land contiguous to the Building as shown as Phase I Building on Exhibit A, which new building shall contain not less than 110,000 rentable square feet and not more than 250,000 rentable square feet (the "Phase I Building") provided that Tenant gives Landlord written notice of its exercise of this option on or before the later of June 30, 2003 or the end of the first (1st) year of the Lease Term.  Tenant shall be required to lease 100% of the Phase I Building for a term coterminous with the original Lease Term; provided, however, that the minimum term for the Phase I Building shall be ten (10) years and the Lease Term for the Leased Premises shall be extended, if necessary, to be coterminous with the term for the Phase I Building.  If Tenant properly exercises its Phase I Building Expansion Option, then within thirty (30) days of Landlord's receipt of such written exercise, Landlord and Tenant shall enter into a written lease for the Phase I Building containing the terms and conditions set forth in this Section 16.16.  Except for the economic terms and expansion rights, such lease shall be on the same terms and conditions contained in this Lease.  In addition, Landlord and Tenant shall enter into an amendment of this Lease in the event that the lease term is extended as set forth above in order to reflect the extended terms and applicable Minimum Annual Rent (as set forth below) during such extended term.  Provided that Tenant fully cooperates with Landlord's building schedule, the Phase I Building will be delivered and rent will commence no later than twelve (12) months (or fifteen (15) months in the event the lease for the Phase I Building is executed during the period commencing August 1 and continuing through December 31 of any year) after execution of said lease and, if applicable, amendment of this Lease.

The Minimum Annual Rent for the Phase I Building will be derived from the following formula:

Years 1 - 5:	[(Project Costs of the Phase I Building x *.1295) ÷ .975] + Landlord's Share of Operating Expenses
*subject to adjustment as set forth below

Example: [($100.00 x .1295) ÷ .975] + $4.00  = $17.28

Years 6 - 10	[(Minimum Annual Rent for years 1 - 5 - Landlord's Share of Operating Expenses) x one hundred sixteen percent (116%)] + Landlord's Share of Operating Expenses

Example: [($17.28 - $4.00) x 1.16] + $4.00 = $19.41

Years 11 – 15	[(Minimum Annual Rent for years 6 - 10 - Landlord's Share of Operating Expenses) x one hundred sixteen percent (116%)] + Landlord's Share of Operating Expenses

Example: [($19.41 - $4.00) x 1.16] + $4.00 = $21.88

For purposes of this Section, "Project Costs" shall consist of the total of all reasonable and customary hard and soft costs of constructing the Phase I Building and common areas including the land for the Phase I Building and common areas.  All hard and soft cost items shall be competitively bid, and Landlord agrees to obtain at least three (3) bids.  The land for the Phase I Building and common areas shall be valued at $185,000 per acre, subject to an annual increase of five percent (5%) per year commencing June 1, 2002.  The development fee shall be an amount equal to four (4%) of the Project Costs and the construction management fee shall be an amount equal to ten percent (10%) of the Project Costs minus the value of the land.  The Project Costs shall not include any leasing fees and Tenant shall be solely responsible for compensating any real estate brokers and consultants it may utilize in exercising its option.  In the event that Tenant is rated as "Investment Grade" by Moody's or Standard and Poor's rating service at the time of its exercise of the option, then the ".975" multiplier as used in the above formula shall be increased to ".99".  In the event that the United States Ten-Year Treasury Rate increases by more than 150 basis points from the execution date of this Lease to the execution date of the lease for the Phase I Building, then the ".1295" multiplier as used in the above formula shall be increased basis point for basis point for each point in excess of 150.  For example, if the United States Ten-Year Treasury Rate during the applicable period increased by 155 basis points, then the ".1295" multiplier would be increased to ".130".

The Annual Rental Adjustment for the Phase I Building shall be the same as set forth in this Lease except that Landlord's Share of Operating Expenses shall be Four Dollars ($4.00) per rentable square foot of the Phase I Building, subject to an annual increase of three percent (3%) per year commencing on October 1, 2001 and continuing through the date of occupancy under the lease for the Phase I Building, at which point the amount shall be fixed and no longer subject to increase.

The Minimum Annual Rent for the Leased Premises during any extended term necessitated by the ten (10) year coterminous provision as referenced above shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants for space of comparable size and quality and with similar or equivalent improvements as are found in similar buildings in the vicinity, excluding free rent and other concessions.  Notwithstanding the foregoing, in no event shall the Minimum Annual Rent during the extension term be less than the Minimum Annual Rent payable during the last year of the original lease term under the applicable lease or more than, on a per rentable square foot basis, the Minimum Annual Rent for the Phase I Building during such period covered by the extension term.  The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the extension term and shall be paid at the same time and in the same manner as provided in the Lease.  For each rentable square foot of space for which the lease term is extended under said coterminous provision, Tenant shall receive from Landlord at the commencement of the lease term of the Phase I Building a tenant finish allowance equal to One Dollar ($1.00) per rentable square foot for each year of the extended term, which allowance shall, at Tenant's discretion, be allocable to any building in Interactive Park.

Section 16.17.  Phase II Building Expansion Option.

In the event that Tenant (as used in this Section 16.17, the term "Tenant" shall also include any Permitted Transferee that succeeds to Tenant's interest under Article 11, above) has properly exercised its Phase I Building Expansion Option, then provided that (i) Tenant is not in Default at the time it exercises this option; (ii) Tenant has a tangible net worth of at least Seventy-five Million Dollars ($75,000,000.00) at the time of exercise of the option, and (iii) Tenant originally named herein remains in possession of all or substantially all of the Building, Tenant shall have the option to cause Landlord to construct one (1) or two (2) new buildings and related improvements as shown as Phase II Building site on Exhibit A, which, (i) if Tenant chooses to have one (1) building built, shall contain approximately 180,000 rentable square feet, or (ii) if Tenant chooses to have two (2) buildings built, each building shall contain not less than approximately 60,000 rentable square feet each and not more than approximately 120,000 rentable square feet each and, collectively, the rentable square footage of the two new buildings shall equal approximately 180,000 rentable square feet (the "Phase II Building") provided that Tenant gives Landlord written notice of its exercise of this option on or before the later of May 31, 2005 or the end of the third (3rd) year of the Lease Term.  Tenant shall be required to lease one hundred percent (100%) of the Phase II Building for a term coterminous with the Lease Term for the Leased Premises and the Phase I Building and, if applicable, the Phase III Building; provided, however, that the minimum term for the Phase II Building shall be ten (10) years and the Lease Term for the Leased Premises and the Phase I Building and, if applicable, the Phase III Building shall be extended, if necessary, to be coterminous with the term for the Phase II Building.  If Tenant properly exercises its Phase II Building Expansion Option, then within thirty (30) days of Landlord's receipt of such written exercise, Landlord and Tenant shall enter into a written lease for the Phase III Building containing the terms and conditions set forth in this Section 16.17.  Except for the economic terms and expansion rights, such lease shall be on the same terms and conditions contained in this Lease.  In addition, Landlord and Tenant shall enter into an amendment of this Lease and the lease for the Phase I Building and, if applicable, the Phase III Building in the event that the Lease Term is extended as set forth above in order to reflect the extended term and applicable Minimum Annual Rent (as set forth below) during such extended term.  Provided that Tenant fully cooperates with Landlord's building schedule, the Phase II Building will be delivered and rent will commence no later than twelve (12) months (or fourteen (14) months in the event the lease for the Phase II Building is executed during the period commencing August 1 and continuing through December 31 of any year) after execution of said lease and, if applicable, amendment of this Lease and the leases for the Phase I Building and Phase II Building.

The Minimum Annual Rent for the Phase II Building will be derived from the following formula:

Years 1 - 5:	[(Project Costs of the Phase II Building x *.1295) ÷ .975] + Landlord's Share of Operating Expenses
*subject to adjustment as set forth below

Example: [($100.00 x .1295) ÷ .975] + $4.00  = $17.28

Years 6 - 10	[(Minimum Annual Rent for years 1 - 5 – Landlord's Share of Operating Expenses) x one hundred sixteen percent (116%)] + Landlord's Share of Operating Expenses

Example: [($17.28 - $4.00) x 1.16] + $4.00 = $19.41

Years 11 – 15	[(Minimum Annual Rent for years 6 – 10 – Landlord's Share of Operating Expenses) x one hundred sixteen percent (116%)] + Landlord's Share of Operating Expenses

Example: [($19.41 - $4.00) x 1.16] + $4.00 = $21.88

For purposes of this Section, "Project Costs" shall consist of the total of all reasonable and customary hard and soft costs of constructing the Phase II Building and common areas including the land for the Phase II Building and common areas.  All hard and soft cost items shall be competitively bid, and Landlord agrees to obtain at least three (3) bids.  The land for the Phase II Building and common areas shall be valued at $185,000 per acre, subject to an annual increase of five percent (5%) per year commencing June 1, 2002.  The development fee shall be an amount equal to four (4%) of the Project Costs and the construction management fee shall be an amount equal to ten percent (10%) of the Project Costs minus the value of the land.  The Project Costs shall not include any leasing fees and Tenant shall be solely responsible for compensating any real estate brokers and consultants it may utilize in exercising its option.  In the event that Tenant is rated as "Investment Grade" by Moody's or Standard and Poor's rating service at the time of its exercise of the option, then the ".975" multiplier as used in the above formula shall be increased to ".99".  In the event that the United States Ten-Year Treasury Rate increases by more than 150 basis points from the execution date of this Lease to the execution date of the lease for the Phase II Building, then the ".1295" multiplier as used in the above formula shall be increased basis point for basis point for each point in excess of 150.  For example, if the United States Ten-Year Treasury Rate during the applicable period increased by 155 basis points, then the ".1295" multiplier would be increased to ".130".

The Annual Rental Adjustment for the Phase II Building shall be the same as set forth in this Lease except that Landlord's Share of Operating Expenses shall be Four Dollars ($4.00) per rentable square foot of the Phase II Building, subject to an annual increase of three percent (3%) per year commencing on October 1, 2001 and continuing through the date of occupancy under the lease for the Phase II Building, at which point the amount shall be fixed and no longer subject to increase.

The Minimum Annual Rent for the Leased Premises and the Phase I Building and, if applicable, the Phase III Building during any extended term necessitated by the ten (10) year coterminous provision as referenced above shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants for space of comparable size and quality and with similar or equivalent improvements as are found in similar buildings in the vicinity, excluding free rent and other concessions.  Notwithstanding the foregoing, in no event shall the Minimum Annual Rent during the extension term be less than the Minimum Annual Rent payable during the last year of the original lease term under the applicable lease or more than, on a per rentable square foot basis, the Minimum Annual Rent for the Phase II Building during such period covered by the extension term.  The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the extension term and shall be paid at the same time and in the same manner as provided in the Lease.  For each rentable square foot of space for which the lease term(s) is(are) extended under said coterminous provision, Tenant shall receive from Landlord at the commencement of the lease term of the Phase II Building a tenant finish allowance equal to One Dollar ($1.00) per rentable square foot for each year of the extended term(s), which allowance shall, at Tenant's discretion, be allocable to any building in Interactive Park.

Tenant acknowledges and agrees that the rights set forth in this Section 16.17 are contingent upon Tenant properly exercising its Phase I Building Expansion Option and in the event that Tenant fails to properly exercise said option on or before the later of May 31, 2003 or the end of the first (1st) year of the Lease Term, this option shall be null and void and of no further effect.

Section 16.18.  Phase III Building Expansion Option.

In the event that Tenant (as used in this Section 16.18, the term "Tenant" shall also include any Permitted Transferee that succeeds to Tenant's interest under Article 11, above) has properly exercised its Phase I Building Expansion Option, then during the original Lease Term, provided that (i) Tenant is not in Default at the time it exercises this option; (ii) Tenant has a tangible net worth of at least Seventy-five Million Dollars ($75,000,000.00) at the time of exercise of the option, and (iii) Tenant originally named herein remains in possession of all or substantially all of the Building, Tenant shall have the option to cause Landlord to construct a new building or buildings, as the case may be, and related improvements on land as shown as Phase III Building on Exhibit A, which new building shall contain not less than approximately 110,000 rentable square feet and not more than approximately 250,000 rentable square feet (the "Phase III Building") provided that Tenant gives Landlord written notice of its exercise of this option on or before the end of the Lease Term.  Tenant shall be required to lease 100% of the Phase III Building for a term coterminous with the Lease Term for the Leased Premises and the Phase I Building and, if applicable, Phase II Building; provided, however, that the minimum term for the Phase III Building shall be ten (10) years and the Lease Term for the Leased Premises, Phase I Building and, if applicable, Phase II Building shall be extended, if necessary, to be coterminous with the term for the Phase III Building.  If Tenant properly exercises its Phase III Building Expansion Option, then within thirty (30) days of Landlord's receipt of such written exercise, Landlord and Tenant shall enter into a written lease for the Phase III Building containing the terms and conditions set forth in this Section 16.16.  Except for the economic terms and expansion rights, such lease shall be on the same terms and conditions contained in this Lease.  In addition, Landlord and Tenant shall enter into an amendment of this Lease and the lease for the Phase I Building and, if applicable, Phase II Building in the event that the lease term is extended as set forth above in order to reflect the extended term and applicable Minimum Annual Rent ( as set forth below) during such extended term.

Provided that Tenant fully cooperates with Landlord's building schedule, the Phase III Building will be delivered and rent will commence no later than twelve (12) months (or fifteen (15) months in the event a new lease for the Phase III Building is executed during the period commencing August 1 and continuing through December 31 of any year) after execution of said lease and, if applicable, amendment of this Lease.

The Minimum Annual Rent for the Phase III Building will be derived from the following formula:

Years 1 - 5:	[(Project Costs of the Phase III Building x *.1295) ÷ .975] + Landlord's Share of Operating Expenses
*subject to adjustment as set forth below

Example: [($100.00 x .1295) ÷ .975] + $4.00  = $17.28

Years 6 - 10	[(Minimum Annual Rent for years 1 – 5 – Landlord's Share of Operating Expenses) x one hundred sixteen percent (116%)] + Landlord's Share of Operating Expenses

Example: [($17.28 - $4.00) x 1.16] + $4.00 = $19.41

Years 11 – 15	[(Minimum Annual Rent for years 6 – 10 – Landlord's Share of Operating Expenses) x one hundred sixteen percent (116%)] + Landlord's Share of Operating Expenses

Example: [($19.41 - $4.00) x 1.16] + $4.00 = $21.88

For purposes of this Section, "Project Costs" shall consist of the total of all reasonable and customary hard and soft costs of constructing the Phase III Building and common areas including the land for the Phase III Building and common areas.  All hard and soft cost items shall be competitively bid, and Landlord agrees to obtain at least three (3) bids.  The Phase III Building and common areas shall be valued at $185,000 per acre, subject to an annual increase of five percent (5%) per year commencing June 1, 2002.  The development fee shall be an amount equal to four (4%) of the Project Costs and the construction management fee shall be an amount equal to ten percent (10%) of the Project Costs minus the value of the land.  The Project Costs shall not include any leasing fees and Tenant shall be solely responsible for compensating any real estate brokers and consultants it may utilize in exercising its option.  In the event that Tenant is rated as "Investment Grade" by Moody's or Standard and Poor's rating service at the time of its exercise of the option, then the ".975" multiplier as used in the above formula shall be increased to ".99".  In the event that the United States Ten-Year Treasury Rate increases by more than 150 basis points from the execution date of this Lease to the execution date of the lease for the Phase III Building, then the ".1295" multiplier as used in the above formula shall be increased basis point for basis point for each point in excess of 150.  For example, if the United States Ten-Year Treasury Rate during the applicable period increased by 155 basis points, then the ".1295" multiplier would be increased to ".130".

The Annual Rental Adjustment for the Phase III Building shall be the same as set forth in this Lease except that Landlord's Share of Operating Expenses shall be Four Dollars ($4.00) per rentable square foot of the Phase III Building, subject to an annual increase of three percent (3%) per year commencing on October 1, 2001 and continuing through the date of occupancy under the lease for the Phase III Building, at which point the amount shall be fixed and no longer subject to increase.

The Minimum Annual Rent for the Leased Premises, Phase I Building and Phase II Building during any extended term necessitated by the ten (10) year coterminous provision as referenced above shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants for space of comparable size and quality and with similar or equivalent improvements as are found in similar buildings in the vicinity, excluding free rent and other concessions.  Notwithstanding the foregoing, in no event shall the Minimum Annual Rent during the extension term be less than the Minimum Annual Rent payable during the original lease term under the applicable lease or more than, on a per rentable square foot basis, the Minimum Annual Rent for the Phase III Building during such period covered by the extension term.  The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the extension term and shall be paid at the same time and in the same manner as provided in the Lease.  For each rentable square foot of space for which the lease term(s) is(are) extended under said coterminous provision, Tenant shall receive from Landlord at the commencement of the lease term of the Phase III Building a tenant finish allowance equal to One Dollar ($1.00) per rentable square foot for each year of the extended term(s), which allowance shall, at Tenant's discretion, be allocable to any building in Interactive Park.

Tenant acknowledges and agrees that the rights set forth in this Section 16.18 are contingent upon Tenant properly exercising its Phase I Building Expansion Option and in the event that Tenant fails to properly exercise said option on or before the later of May 31, 2003 or the end of the first (1st) year of the Lease Term and the later of May 31, 2005, this option shall be null and void and of no further effect.

Section 16.19.  Option to Extend.

Provided (i) Tenant (as used in this Section 16.19, the term "Tenant" shall also include any Permitted Transferee that succeeds to Tenant's interest under Article 11, above) is not in Default hereunder at the time it exercises this option, (ii) the creditworthiness of Tenant is no less than on the date hereof, (iii) Tenant originally named herein remains in possession of all or substantially all of the Leased Premises, Tenant shall have the option to extend the Original Term for five (5) successive periods of five (5) years each (the "Extension Term(s)").  The Extension Term shall be upon the same terms and conditions contained in the Lease during the initial Lease Term (the "Original Term") except (i) this provision giving five (5) extension options shall be amended to reflect the remaining options to extend, if any and (ii) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment").  Tenant shall exercise such option by (i) delivering to Landlord, no later than nine (9) months prior to the expiration of the Original Term or, if applicable, the Extension Term, written notice of Tenant's desire to extend the Original Term or, if applicable, the Extension Term, and (ii) delivering to Landlord within fifteen (15) business days of receipt of the Rent Adjustment, written notice of its rejection thereof (which rejection shall terminate Tenant's option to extend), or that Tenant disputes Landlord's determination of the Rental Adjustment and shall include Tenant's good faith determination of what the Rental Adjustment should be.  In the case of a notice disputing the Rental Adjustment, Landlord and Tenant shall mutually work together for a period of ten (10) days to resolve the dispute and, if unable to agree upon the Rental Adjustment within said period, Landlord and Tenant shall in good faith participate in non-binding arbitration of the Rental Adjustment for a period of thirty (30) days.  Unless Landlord otherwise agrees in writing, Tenant's failure to timely exercise such option shall waive it and any succeeding option.  Landlord shall notify Tenant of the amount of the Rent Adjustment no later than sixty (60) days after receipt of Tenant's exercise of its option.  If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term.

The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent per square foot during any Extension Term be less than the highest Minimum Annual Rent per square foot payable during the immediately preceding term.  The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

Section 16.20.  Right of First Offer for the ViFi Expansion Space.

In the event that (a) Landlord chooses to construct a new office building and related improvements on land contiguous to the building commonly known as 7820 Innovation Boulevard, Woodland Corporate Park, as shown on Exhibit A (currently planned to contain approximately 90,000 rentable square feet ("ViFi Expansion Space")), and (b) Virtual Financial Services, its successors and assigns ("ViFi") have waived all rights to the ViFi Expansion Space, then provided that (i) Tenant (as used in this Section 16.20, the term "Tenant" shall also include any Permitted Transferee that succeeds to Tenant's interest under Article 11, above) is not in Default at the time it exercises this option, (ii) Tenant has a tangible net worth of not less than Seventy-five Million Dollars ($75,000,000.00) at the time of exercise, and (iii) Tenant originally named herein remains in possession of all or substantially all of the Leased Premises, Landlord shall notify Tenant in writing ("Landlord's Notice") of the availability of such new office building for lease before entering into a lease with a third party other than ViFi for all or part of the ViFi Expansion Space.  Tenant shall have five (5) business days from its receipt of Landlord's Notice to deliver to Landlord a written acceptance agreeing to lease the entire ViFi Expansion Space on the terms and conditions contained in Landlord's Notice.  In the event Tenant fails to notify Landlord of its acceptance within said five (5) business day period, such failure shall be conclusively deemed a waiver of Tenant's Right of First Offer for the ViFi Expansion Space and a rejection of the ViFi Expansion Space, whereupon Tenant shall have no further rights with respect to the ViFi Expansion Space and Landlord shall be free to lease the ViFi Expansion Space to one or more third parties.  In the event Tenant accepts the ViFi Expansion Space on the terms and conditions specified in Landlord's Notice, the term for the ViFi Expansion Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the ViFi Expansion Space shall be ten (10) years and the Term for the original Leased Premises shall be extended, to be coterminous with the term for the ViFi Expansion Space.  The Minimum Annual Rent for the ViFi Expansion Space shall be equal to the rate which is then being quoted by Landlord to prospective new tenants for the ViFi Expansion Space, excluding free rent and other concessions, provided, however, that in no event shall Tenant's Minimum Annual Rent per square foot for the ViFi Expansion Space be less than the highest Minimum Annual Rent per square foot payable during the original Lease Term for the original Leased Premises.  The Minimum Annual Rent for the original Leased Premises during any such extended term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the ViFi Expansion Space, excluding free rent and other concessions, provided, however, that in no event shall the Minimum Annual Rent during such extended term be less than the highest Minimum Annual Rent payable during the original Lease Term for the original Leased Premises.  It is understood and agreed that this Right of First Offer for the ViFi Expansion Space is subject to and subordinate to any and all rights granted to ViFi prior to the date hereof.

Section 16.21.  Name Change of Park.

Upon the later to occur of (i) Tenant's possession and occupancy of the Leased Premises, or (ii) payment by Tenant of the first Monthly Rental Installment and for so long as Interactive Intelligence, Inc. remains the "Tenant" hereunder and is open and operating in all or substantially all of the Leased Premises under the tradename Interactive Intelligence, ,Landlord shall change the name of Woodland Corporate Park to "Interactive Park".  Such change of name shall include all internal and external signage and all advertising and promotional material.  The cost of such change shall be borne by Landlord.  If Tenant shall assign all of its interest under the Lease to a Permitted Transferee, Landlord shall, if so requested by the Permitted Transferee, change the name of Interactive Park to a name mutually acceptable to Landlord and the Permitted Transferee; provided, however, that all costs of such name change shall be borne by the Permitted Transferee.

Section 16.22.  Infrastructure Improvements.

Landlord and/or Tenant have negotiated and obtained or will obtain from the City of Indianapolis and the State of Indiana infrastructure improvements for construction or improvement to the sanitary sewer, storm water sewer, water line and entrance road that will service the Building and Common Areas and related improvements (collectively, the "Infrastructure Grant").  Landlord acknowledges and agrees that the value of such improvements is Two Hundred Five Thousand Dollars ($205,000.00).  Landlord agrees to pay such amount to Tenant upon completion of the infrastructure improvements or, if such improvements are not entirely completed by the City and the State, to pay such portion of such amount that corresponds to the value of such items completed.

Section 16.23.  Early Occupancy.

Landlord will allow Tenant to take possession and occupancy of the Leased Premises on the Occupancy Date, which shall be one month prior to the Commencement Date.  All of the terms and conditions of this Lease will become effective upon Tenant taking possession and occupancy of the Leased Premises, except for the payment of Minimum Annual Rent and Annual Rental Adjustment, which will commence on the Commencement Date.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By:           Duke-Weeks Realty Corporation,
its general partner

By: /s/ Chris Seger
Chris Seger
Senior Vice President
Indiana Office

TENANT:

INTERACTIVE INTELLIGENCE, INC., an Indiana corporation

By:/s/ John R. Gibbs

Printed:  John R. Gibbs

Title:  Executive Vice President

STATE OF   Indiana                                           )
) SS:
COUNTY OF _Marion                                                      )

Before me, a Notary Public in and for said County and State, personally appeared John R. Gibbs, by me known to be the Executive Vice President of Interactive Intelligence, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporation.

WITNESS my hand and Notarial Seal this 1st day of April , 2001.

/s/ Traci L. Shaw
Notary Public
Traci L. Shaw
(Printed Signature)

My Commission Expires: March 14, 2001

My County of Residence: Marion

EXHIBIT C

RULES AND REGULATIONS

1.           The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

2.           No awnings or other projections shall be attached to the outside walls of the Building.  Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.           No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.  The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

4.           The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant.

5.           The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.           No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building.  Landlord shall direct electricians as to where and how telephone or telegraph wires are to be introduced.

7.           No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises.  No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Leased Premises.

8.           No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or an employment bureau without the express written consent of Landlord.  The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9.           No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.  No tenant shall throw anything out of doors, windows or down the passageways.

10.           No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance or firearm.

11.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof if the same unreasonably interferes with Landlord's ability to perform its obligations under the Lease.  Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

 Exhibit "C"

12.           No Tenant shall overload the floors of the Leased Premises.  All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.  Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.           No tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

14.           Landlord agrees that Tenant shall have the right to use pictures of the Building and the address and name of the Building, campus and Park in any of its promotional materials.  Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

15.           Landlord reserves the right to require all persons entering the Building between the hours of 8 p.m. and 7 a.m. and at all hours on Sunday and legal holidays to register with Landlord's security personnel.  Tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

16.           Outside parties are prohibited from canvassing, soliciting and peddling in the Building, and each tenant shall report and otherwise cooperate to prevent the same.

17.           All office equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

18.           No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

19.           There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

20.           The Building is a smoke-free Building.  Smoking is strictly prohibited within the Building.  Smoking shall only be allowed in areas designated as a smoking area by Landlord.  Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles placed in it for that purpose.

21.           Tenants will see that all doors are securely locked.

22.           Parking spaces associated with the Building are intended for the exclusive use of passenger vehicles.  Except for intermittent deliveries, no vehicles other than passenger vehicles may be parked in a parking space without the express written permission of Landlord.

23.           Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

It is Landlord's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.

 Exhibit "C"